EXHIBIT 99.3
This Document is Important and Requires your Attention
Election Form
and
Letter of Transmittal
To Accompany Certificate(s) Representing Shares of Class A Common Stock and Class B Common Stock of
WESTERN WIRELESS CORPORATION
For Surrender and Exchange in Connection with the Merger of
Western Wireless Corporation
with and into
a Wholly-Owned Subsidiary of
ALLTEL Corporation
      THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH YOUR CERTIFICATE(S) FOR SHARES OF WESTERN WIRELESS CORPORATION COMMON STOCK TO COMPUTERSHARE TRUST COMPANY OF NEW YORK AT THE ADDRESS SET FORTH BELOW. DELIVERY OF THIS ELECTION AND TRANSMITTAL FORM TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE A VALID DELIVERY.
The Exchange Agent for the Merger is:
Computershare Trust Company of New York

By Mail: Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	By Hand or Overnight Courier: Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005
Facsimile Transmission: (212) 701-7636 (Eligible Institutions Only)
The Information Agent for the Merger is:
Mellon Investor Services
44 Wall Street — 7th Floor
New York, NY 10005
Call Toll-Free: (888) 566-9471
If any of your stock certificates have been lost, stolen or destroyed, please contact Mellon Investor Services, Western Wireless’ transfer agent, at (888) 566-9471 for replacement instructions before you submit this Election and Transmittal Form.
Item A:  DESCRIPTION OF SHARES ENCLOSED

Certificate(s) Enclosed
Name(s) and Address(es) of Holder(s) (If blank, please fill in exactly as	(Attach additional list, if necessary —
name(s) appear(s) on certificate(s))*	See Instruction B.3)

Number of
Shares Represented by
Each Certificate (or
	Certificate	Covered by a Guarantee
	Number(s)**	of Delivery)

Total Shares

*	For a delivery using the Guarantee of Delivery procedures, please fill in exactly as name(s) will appear on the certificate(s) when delivered.

**	Certificate numbers are not required if certificates will be delivered using the Guarantee of Delivery procedures.

Please read the instructions carefully before completing this Election and Transmittal Form.

To: Computershare Trust Company of New York, Exchange Agent
Ladies and Gentlemen:
      Pursuant to the merger agreement and subject to the election and proration procedures described in the package received by the undersigned and in the proxy statement/prospectus, the undersigned hereby surrenders the certificates representing the shares of Western Wireless Class A and Class B common stock (which are collectively referred to in this Election and Transmittal Form as the “Western Wireless common stock”) listed in Item A above, and elects, as indicated below, to receive for each share of Western Wireless common stock represented by the certificates the mixed consideration, the cash consideration or the stock consideration.
      The undersigned hereby represents and warrants that the undersigned is, as of the date hereof, the registered holder of the shares of Western Wireless common stock represented by the enclosed certificate(s) with good title thereto and with full power and authority to make the elections indicated herein and to sell, assign and transfer the shares of Western Wireless common stock represented by the enclosed certificate(s), free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such shares of Western Wireless common stock. The undersigned hereby irrevocably appoints the Exchange Agent as agent of the undersigned to effect the exchange. All authority conferred or agreed to be conferred in this Election and Transmittal Form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.
      It is understood that the undersigned will not receive the merger consideration until and unless the merger is completed and until the certificate(s) representing the shares of Western Wireless common stock owned by the undersigned or a Guarantee of Delivery are received by the Exchange Agent at the address set forth above (or the facsimile number solely with respect to a Guarantee of Delivery) or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s account with DTC is received by the Exchange Agent, together with such additional documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent. It is understood that the method of delivery of the certificate(s) and all other required documents is at the option and risk of the undersigned and that the risk of loss to such certificate(s) shall pass only after the Exchange Agent has actually received the certificate(s). It is further understood that no interest will accrue on the merger consideration, including on any cash portion of the merger consideration or on any cash paid in lieu of fractional shares of ALLTEL common stock, or on any dividends paid with respect thereto.
      Unless otherwise indicated below in the box entitled “Special Issuance Instructions,” in exchange for the enclosed certificate(s), please issue in the name of the holder(s) appearing under Item A above, “Description of Shares Enclosed,” (i) the merger consideration in the form elected by the undersigned in Item B below, “Merger Consideration Election,” and (ii) a check for cash in lieu of any fractional share of ALLTEL common stock that would otherwise be issued. Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions,” please mail the merger consideration to the holder(s) at the address shown above under Item A, “Description of Shares Enclosed.” In the event that both the Special Issuance Instructions and the Special Delivery Instructions are completed, please issue and mail the merger consideration to the person or entity so indicated at the address indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction B.2) have been included with respect to the shares of Western Wireless common stock for which Special Issuance Instructions have been given.
      The undersigned hereby makes the elections set forth in Item B, “Merger Consideration Election,” below. The undersigned understands that the purpose of the election procedures described in this Election and Transmittal Form is to permit holders of shares of Western Wireless common stock to express their preferences regarding the kind of merger consideration they elect to receive in the merger, subject to proration. The undersigned understands that the preference expressed with respect to the kind of merger consideration may not be fully satisfied depending upon the preferences of other Western Wireless shareholders.
      The undersigned hereby agrees that if the undersigned does not make elections or if the undersigned makes ineffective elections for any shares of Western Wireless common stock held by the undersigned (including because this Election and Transmittal Form is not received by the Exchange Agent by the election deadline described below), the undersigned will be deemed to have elected to receive the mixed consideration.
      The undersigned acknowledges that neither the Western Wireless Board of Directors nor the ALLTEL Board of Directors makes any recommendation as to whether or not the undersigned should make a particular type of election. The undersigned also acknowledges that the undersigned was advised to make his or her own decision, in consultation with his or her own financial and tax advisors, if any, as to which type of elections to make.

Item B:  MERGER CONSIDERATION ELECTION
Important: The cash election and stock election are subject to proration, as described in the proxy statement/ prospectus and in the merger agreement. As a result, holders may not receive the amount of cash or shares of ALLTEL common stock that they elect. You are urged to read the enclosed proxy statement/ prospectus in its entirety before completing this Election and Transmittal Form. Please also read carefully the accompanying instructions set forth below before completing and transmitting this Election and Transmittal Form.

I. Mixed Election: Number of shares of Western Wireless common stock being surrendered (fill in number of shares) for a combination of $9.25 in cash and 0.535 shares of ALLTEL common stock per share of Western Wireless common stock:	--------------- Shares (fill in)
II. Stock Election: Number of shares of Western Wireless common stock being surrendered (fill in number of shares) for 0.7 shares of ALLTEL common stock per share of Western Wireless common stock, subject to proration:	--------------- Shares (fill in)
III. Cash Election: Number of shares of Western Wireless common stock being surrendered (fill in number of shares) for $40 in cash per share of Western Wireless common stock, subject to proration:	--------------- Shares (fill in)
Note:
For any and all shares for which you do not make a cash election or a stock election, you will be deemed to have made a mixed election.

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS SET FORTH BELOW BEFORE COMPLETING AND TRANSMITTING THIS ELECTION AND TRANSMITTAL FORM.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions B.2, B.4, B.6 and B.7)

To be completed ONLY if a certificate for shares of ALLTEL common stock, a check for cash and any check for cash in lieu of fractional shares thereof are to be issued to someone other than the undersigned.
     Issue and mail ALLTEL common stock share certificate(s) and mail checks for cash and any cash in lieu of a fractional share thereof in the name of:

Name(s):
(Please Print)

Address:

(Include Zip Code)
Please provide a signature guarantee of your signature below.

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions B.2, B.5 and B.8)

To be completed ONLY if a certificate for shares of ALLTEL common stock and a check for cash and any check for cash in lieu of fractional shares thereof are to be sent to someone other than the undersigned.
     Mail the ALLTEL common stock share certificate(s) and mail the check for cash and any cash in lieu of a fractional share thereof in the name of the undersigned to:

Name(s):
(Please Print)

Address:

(Include Zip Code)

*****
      If the Exchange Agent has not received your properly completed Election and Transmittal Form, accompanied by your certificate(s) for the shares of Western Wireless common stock or a Guarantee of Delivery of such certificates or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s account with DTC by 5 p.m., New York City time, on the election deadline, then you have not made an effective election and you will be deemed to have made a mixed election. The election deadline will be announced at least five business days before the merger closing date and the election deadline, but will not be before                    , 2005.
      The Exchange Agent reserves the right to deem that you have made a mixed election if:

1.	No election is indicated in Item B above;

2.	You fail to follow the instructions on this Election and Transmittal Form (including submission of your certificate(s), confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at The Depository Trust Company (“DTC”) or a Guarantee of Delivery with this Election and Transmittal Form), or otherwise fail to properly make an election;

3.	A completed Election and Transmittal Form (including submission of your certificate(s), confirmation of a book-entry transfer of the shares at DTC or a Guarantee of Delivery) is not received by the Exchange Agent by the election deadline; or

4.	You return this Election and Transmittal Form with a Guarantee of Delivery, but do not deliver the share certificate(s) representing the shares for which the election is being made, or such shares are not the subject of a confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at DTC, within three New York Stock Exchange trading days after the election deadline.

      Notwithstanding anything to the contrary in this Election and Transmittal Form, the undersigned understands and acknowledges that all questions as to the validity, form and eligibility of any election(s) and of surrender under this Election and Transmittal Form will be determined by the Exchange Agent, ALLTEL or as otherwise provided by the merger agreement, and any determinations of this kind will be final and binding. The undersigned hereby certifies that the statement(s) made by the undersigned herein cover(s) all of the Western Wireless common stock shares surrendered for exchange by the undersigned pursuant to this Election and Transmittal Form.

IMPORTANT: SHAREHOLDERS SIGN HERE
(Also Please Complete Substitute Form W-9 Below)
The undersigned represents that he or she is a holder of shares of Western Wireless common stock and has read and agreed to all the terms and conditions of this Election and Transmittal Form.
Signature:

Signature:

Signature(s) of Shareholder(s)
Dated:                                                                 , 2005
(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) authorized to become registered holder(s) of certificates as evidenced by endorsement or stock powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction B.4).
Name(s):

(Please Print)
Capacity (full title):

Address:

(Include Zip Code)
Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

Dated:                                                                 , 2005
Signature(s) Guarantee
(See Instructions B.2 and B.4)
Complete ONLY if required by Instruction B.2.
Your signature must be medallion guaranteed by an Eligible Institution (see Instruction B.2).
NOTE: A notarization by a notary public is not acceptable.
FOR USE BY FINANCIAL INSTITUTION ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW:

TO BE COMPLETED BY ALL SHAREHOLDERS (OR OTHER PAYEES)
(See Instruction B.9)

Payer’s Name: Computershare Trust Company of New York

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number
Part I — Taxpayer Identification Number — For all accounts, enter taxpayer identification number in the box at right. (For most individuals, this is your social security number. If you do not have a number, see “Obtaining a Number” in the enclosed Guidelines). Certify by signing and dating below.

Note: If the account is in more than one name, see chart in the enclosed Guidelines to determine which number to give the payer.
Social Security Number OR Employer Identification Number (If awaiting Taxpayer Identification Number, write “Applied For”)

Part II — For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

Part III — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

Signature	Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
WROTE “APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all payments made to me hereafter will be subject to a 28% backup withholding tax until I provide a properly certified taxpayer identification number.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUARANTEE OF DELIVERY
(Complete only if you are eligible to submit your Western Wireless Certificates at a later date.
See A.1. below.)
The undersigned (must check applicable box),
☐     a member of a registered national securities exchange,
☐     a member of the National Association of Securities Dealers, Inc., or
☐     a commercial bank or trust company in the United States,
guarantees to deliver to the Exchange Agent either all of the certificate(s) for shares of Western Wireless common stock to which this Election and Transmittal Form relates, or those certificates as are identified below, along with a duly endorsed stock power in form acceptable for transfer on the books of Western Wireless Corporation, no later than 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the election deadline.

Certificate No.	Shares Represented by Each Certificate

☐	Check here if Western Wireless common shares will be delivered via book-entry transfer to the Exchange Agent’s account at DTC.

(Firm — Please Print)

(Authorized Signature)

(Address)

(Daytime Area Code and Telephone Number)

(Dated)

Instructions
      Your elections are subject to certain terms, conditions and limitations, which are set forth in the merger agreement and described in the accompanying proxy statement/ prospectus. The merger agreement is included as Annex A of the proxy statement/ prospectus. Additional copies of the proxy statement/ prospectus may be requested from the Information Agent at the address or toll-free number shown on the cover of this Election and Transmittal Form. The delivery of this Election and Transmittal Form is acknowledgement of the receipt of the proxy statement/ prospectus. Each holder of shares of Western Wireless common stock is encouraged to read the proxy statement/ prospectus in its entirety and to discuss the contents thereof, the merger and this Election and Transmittal Form with his or her personal financial and tax advisors prior to deciding which election(s) to make. The tax consequences to a holder of shares of Western Wireless common stock will vary depending upon the elections you make and a number of other factors. For certain information regarding the federal income tax consequences of elections, see “The Merger — Material United States Federal Income Tax Consequences of the Merger” in the proxy statement/ prospectus.
      This Election and Transmittal Form (or a copy thereof) should be properly filled in, dated and signed, and should be delivered, together with certificates, or a Guarantee of Delivery, representing all of the shares of Western Wireless common stock being surrendered for exchange by you, to the Exchange Agent at the appropriate address set forth on the cover of this Election and Transmittal Form (or the facsimile number solely with respect to a Guarantee of Delivery). The method of delivery of certificate(s) and any other required documents is at the election and risk of the owner. However, if certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss of the certificate(s) shall pass only upon proper delivery of the certificate(s) to the Exchange Agent.
      Please read and follow carefully the instructions regarding completion of this Election and Transmittal Form set forth below. These instructions and terms are part of the terms and conditions of the Election and Transmittal Form.
A.  Special Conditions
      1. Time in Which to Elect. In order for your elections to be effective, the Exchange Agent must receive a properly completed Election and Transmittal Form, accompanied by certificate(s), or a Guarantee of Delivery, representing all of the shares of Western Wireless common stock in respect of which you make election(s), no later than 5 p.m., New York City time, on the election deadline, which will be announced prior to the closing date of the merger by ALLTEL and Western Wireless. It is expected that the closing date will be on or shortly after                     , 2005, subject to the receipt of all necessary regulatory approvals and fulfillment of customary conditions, but since the actual closing date is not known at the time of the printing of this document, ALLTEL and Western Wireless will make a public announcement notifying Western Wireless shareholders of the election deadline at least five business days before the closing date and the election deadline. The election deadline will not be before                     , 2005. If a holder of shares of Western Wireless common stock does not properly follow the instructions for making elections or if a Western Wireless shareholder’s elections are otherwise not effective (including because they were not received by the Exchange Agent by the election deadline), such shareholder will be deemed to have made a mixed election and will receive a combination of $9.25 in cash and 0.535 shares of ALLTEL common stock for each share of Western Wireless common stock.
      Stock certificates may be delivered by guaranteed delivery. Holders of Western Wireless common stock whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent or cannot complete the procedure for delivery of Western Wireless common stock by book-entry transfer into the Exchange Agent’s account at DTC prior to the election deadline, may deliver their shares of Western Wireless common stock by properly completing and duly executing a Guarantee of Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers,

Inc. or by a commercial bank or trust company in the United States, (2) prior to the election deadline, the Exchange Agent receives a properly completed and duly executed Guarantee of Delivery, as provided herein, together with a properly completed and duly executed Election and Transmittal Form and any other documents required by this Election and Transmittal Form; and (3) the certificates for all the shares of Western Wireless common stock covered by the Guarantee of Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such shares of Western Wireless common stock into the Exchange Agent’s account at DTC), are received by the Exchange Agent within three New York Stock Exchange trading days after the election deadline. If the above requirements are not satisfied in a timely manner, the holder will be deemed to have made the mixed election.
      2. Revocation or Change of Elections; Withdrawal of Shares. Any election may be revoked or changed by the person who submitted this Election and Transmittal Form to the Exchange Agent and the certificate(s) may be withdrawn by written notice duly executed and received by the Exchange Agent up to and immediately prior to the election deadline. Such notice must specify the person in whose name the shares of Western Wireless common stock to be withdrawn had been submitted, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) to be withdrawn. If an election is revoked, and the certificate(s) withdrawn, the certificate(s) submitted therewith will be returned promptly by the Exchange Agent to the person who submitted such certificate(s). Upon any such revocation, unless a properly completed Election and Transmittal Form, together with your certificate(s), is thereafter submitted to the Exchange Agent prior to the election deadline, you will be deemed to have made a mixed election with respect to your shares of Western Wireless common stock.
      3. Termination of Right to Elect. All Election and Transmittal Forms will be void and of no effect if the merger agreement is terminated. The Exchange Agent will return promptly certificate(s) it had received previously to the person who submitted such certificate(s). Certificates held of record directly by the beneficial owners of such shares of Western Wireless common stock will be returned by the Exchange Agent without charge to the holder as promptly as practicable by first class, insured mail.
      4. No Fractional Interests. No certificate representing a fraction of a share of ALLTEL common stock will be issued. Instead, each Western Wireless shareholder that would otherwise be entitled to receive a fractional share will receive an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such Western Wireless shareholder would otherwise be entitled by (B) the closing price for a share of ALLTEL common stock as reported on the New York Stock Exchange on the closing date.
B.  General
      1. Execution and Delivery. This Election and Transmittal Form is to be completed and submitted to the Exchange Agent prior to the election deadline by those holders of Western Wireless common stock desiring to make an election. It also may be used, following consummation of the merger, as a letter of transmittal to accompany the surrender of Western Wireless common stock to be exchanged for the merger consideration for holders of Western Wireless common stock who do not complete and submit the Election and Transmittal Form prior to the election deadline, although holders of Western Wireless common stock who do not complete and submit this Election and Transmittal Form prior to the election deadline cannot make an election. Such shareholders will be deemed to have made the mixed election.
      This Election and Transmittal Form must be properly filled in, dated and signed in the signature box and must be received (together with certificates, or a Guarantee of Delivery representing shares of Western Wireless common stock as to which the election(s) is (are) made) by the Exchange Agent at the address of the Exchange Agent set forth on the first page hereof prior to the election deadline. If certificates are delivered to the Exchange Agent in multiple deliveries, a properly completed and duly executed Election and Transmittal Form must accompany each such delivery.
      Holders of shares of Western Wireless common stock who are nominees, trustees or are acting in another representative or fiduciary capacity only (a “Representative”) may submit a separate Election and

Transmittal Form for each beneficial owner for whom such registered holder is a Representative; provided, however, that at the request of the Exchange Agent, such holder shall certify to the satisfaction of the Exchange Agent that such holder holds such of Western Wireless common stock shares as Representative for the beneficial owner thereof and provided further that such Representative certifies that each Election and Transmittal Form covers all of the shares of Western Wireless common stock being surrendered by such Representative for any single beneficial owner. Each beneficial owner for whom an Election and Transmittal Form is submitted will be treated as a separate holder.
      2. Guarantee of Signatures. No signature guarantee is required on this Election and Transmittal Form if (i) this Election and Transmittal Form is signed by the registered holder(s) of the shares of Western Wireless common stock surrendered herewith (unless such holder(s) has completed the box entitled “Special Issuance Instructions” on this Election and Transmittal Form) or (ii) the shares of Western Wireless common stock are surrendered for the account of an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be medallion guaranteed by an Eligible Institution. See Instruction B.4. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (888) 566-9471.
      3. Delivery of Election and Transmittal Form and Share Certificates. Please do not send your certificate(s) directly to Western Wireless or to ALLTEL. The certificate(s), together with a properly completed and duly executed and dated copy of this Election and Transmittal Form or a duly executed copy hereof and any other documents required by this Election and Transmittal Form, must be delivered to the Exchange Agent at the address set forth on the cover of this document.
      The method of delivery of certificate(s) and any other required documents is at the election and risk of the owner. However, if certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss of the certificate(s) shall pass only upon proper delivery of the certificate(s) to the Exchange Agent.
      All questions as to validity, form and eligibility of the surrender of any certificate and elections hereunder will be determined by the Exchange Agent, ALLTEL, or as otherwise provided in the merger agreement and such determination shall be final and binding. ALLTEL reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and elections. A surrender will not be deemed to have been made until all irregularities have been cured or waived. ALLTEL and the Exchange Agent shall make reasonable efforts to notify any person of any defect in any election forms submitted to the Exchange Agent.
      Inadequate Space. If there is inadequate space to list all your certificates, please attach and sign a separate schedule setting forth the certificate numbers and the number of shares of Western Wireless common stock represented by each certificate.
      4. Signatures on Letter of Transmittal and Endorsements. If this Election and Transmittal Form is signed by the registered holder(s) of the shares of Western Wireless common stock surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any alteration, enlargement or change whatsoever.
      If the certificate(s) surrendered hereby is (are) owned of record by two or more persons, all such persons must sign this Election and Transmittal Form and any schedule prepared in accordance with Instruction B.3. If the certificate(s) is (are) registered in the names of different holders on separate certificates, it will be necessary to complete, sign and submit as many separate Election and Transmittal Forms as there are different registrations of certificates.
      If this Election and Transmittal Form is signed by the registered holder(s) of the certificates listed and surrendered herewith, no endorsements of the certificates or separate stock powers are required.
      If this Election and Transmittal Form is signed by a person other than the registered holder(s) of the certificates surrendered hereby, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the record holder(s) appears on such certificate(s), in which case the signatures on such certificates or stock powers must be guaranteed by an Eligible Institution (as defined in Instruction B.2).
      If this Letter of Transmittal or any certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, must give his or her full title in such capacity, and must submit proper evidence of his or her authority to so act. Shareholders with any questions regarding what constitutes proper evidence should call the Information Agent at (888) 566-9471. The Exchange Agent will not exchange any shares of Western Wireless common stock until all instructions herein are complied with.
      5. New Securities in Same Name. If the certificate representing shares of ALLTEL common stock are to be registered in, or delivered for the account of, exactly the same name that appears on the certificate(s) being surrendered with this Election and Transmittal Form, the shareholder will not be required to endorse the certificate(s) surrendered herewith or to make any payment for transfer taxes.
      6. New Securities in Different Name. If the certificate representing shares of ALLTEL common stock is to be registered in, or delivered for the account of, a name other than exactly the name that appears on the certificate(s) being surrendered with this Election and Transmittal Form, the certificate(s) being surrendered herewith must be endorsed, or accompanied by an appropriate signed stock power, and the signatures appearing on such endorsement(s) or stock power(s) and on this Election and Transmittal Form must be medallion guaranteed by an Eligible Institution (as defined in Instruction B.2). In such case, the “Special Issuance Instructions” box on this Election and Transmittal Form must be completed. Additionally, in such case, the requisite stock transfer tax stamps must be affixed to the certificate(s) submitted or canceled, or funds must be provided for their purchase. See Instruction B.7 as to stock transfer taxes.
      7. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, it shall be a condition of the issuance and delivery of the merger consideration that the amount of any stock transfer taxes (whether imposed on the registered holder or such transferee) shall be delivered to the Exchange Agent or satisfactory evidence of payment of such taxes, or exemption therefrom, shall be submitted before such merger consideration is issued.
      8. Special Delivery Instructions. The “Special Delivery Instructions” box on this Election and Transmittal Form must indicate the name and address of the person(s) to whom the certificate(s) for shares of ALLTEL common stock and/or check comprising the merger consideration are to be sent if different from the name and address of the person(s) signing this Election and Transmittal Form. Filling in the box will NOT change your address for dividends and other mailings.
      9. Substitute Form W-9. Each surrendering shareholder (or other payee) is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) and certain other information on the Substitute Form W-9, which is provided under “Important Tax Information” below, and to certify whether such shareholder (or other payee) is subject to backup withholding of federal income tax. If a surrendering shareholder (or other payee) has been notified by the Internal Revenue Service that such shareholder (or other payee) is subject to backup withholding, such shareholder (or other payee) must cross out item (2) of the certification box of the Substitute Form W-9, unless such shareholder (or other payee) has since been notified by the Internal Revenue Service that such shareholder (or other payee) is no longer subject to backup withholding. Failure to provide the information on the substitute Form W-9 may subject the surrendering shareholder (or other payee) to 28% federal income tax withholding on the payment of the merger consideration paid to such shareholder (or other payee). If the surrendering shareholder (or other payee) has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder (or other payee) should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, sign and date the Substitute Form W-9, and complete the additional Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN by the time of payment, the

Exchange Agent will withhold 28% on all payments thereafter to such shareholder (or other payee) until a TIN is provided to the Exchange Agent. A foreign investor that certifies its non-U.S. status by completing an appropriate IRS Form W-8 will not be subject to backup withholding and will not need to complete a Substitute Form W-9. Foreign investors should consult their tax advisors regarding the appropriate Form W-8 (which can be obtained from the Exchange Agent) and any other forms that may be required. See “Important Tax Information.”
      10. Lost, Stolen or Destroyed Certificates. If your certificate(s) has been lost, stolen or destroyed, please contact Mellon Investor Services, Western Wireless’ transfer agent, at (888) 566-9471. You will then be instructed as to the steps you must take in order to surrender your certificate(s) for exchange.
      11. Information and Additional Copies. Information and additional copies of this Election and Transmittal Form or the proxy statement/ prospectus may be obtained from the Information Agent by writing to the mailing address or calling the telephone number shown on the cover of this Election and Transmittal Form.
IMPORTANT TAX INFORMATION
      Under U.S. federal income tax law, a shareholder whose shares of Western Wireless common stock are surrendered for payment (or any other payee) is required by law to provide the Exchange Agent (as payer) with such shareholder’s (or other payee’s) correct TIN on the Substitute Form W-9 below. If such shareholder (or other payee) is an individual, the TIN is such shareholder’s (or other payee’s) social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder (or other payee) may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder (or other payee) with respect to shares of Western Wireless common stock surrendered for payment may be subject to backup withholding.
      Certain shareholders (or other payees) (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. individual to prevent backup withholding, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. Such forms can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.
      If backup withholding applies, the Exchange Agent is required to withhold 28% of any payments made to the shareholder (or other payee). Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
Purpose of Substitute Form W-9
      To prevent backup withholding on payments that are made to a shareholder (or other payee) with respect to shares of Western Wireless common stock surrendered for payment, the shareholder (or other payee) is required to notify the Exchange Agent of such shareholder’s (or other payee’s) correct TIN by completing the enclosed form certifying that the TIN provided on Substitute Form W-9 is correct (or that such shareholder or other payee is awaiting a TIN), and that (i) such shareholder (or other payee) is exempt from backup withholding, (ii) such shareholder (or other payee) has not been notified by the Internal Revenue Service that such shareholder (or other payee) is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such shareholder (or other payee) that such shareholder (or other payee) is no longer subject to backup withholding.

What Number to Give the Exchange Agent
      The shareholder (or other payee) is required to give the Exchange Agent the social security number or employer identification number of the record holder (or any other payee) of the shares of Western Wireless common stock surrendered hereby. If the shares of Western Wireless common stock are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the surrendering shareholder (or other payee) has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder (or other payee) should write “Applied For” in the space provided for the TIN in Part I, sign and date the Substitute Form W-9, and complete the additional Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 28% of all payments to such shareholder (or other payee) until a properly certified TIN is provided to the Exchange Agent.

QUESTIONS AND ANSWERS
About the Surrender of Shares of Western Wireless Class A and Class B Common Stock for Cash and/or
Shares of ALLTEL Common Stock
      The following are answers to some frequently asked questions about the election you are being asked to make and the surrender of your shares in connection with the merger. The information herein is qualified in its entirety by reference to (i) the Agreement and Plan of Merger among ALLTEL, Western Wireless and a wholly owned subsidiary of ALLTEL (a copy of which was included as Annex A to the enclosed proxy statement/ prospectus, dated                    , 2005), (ii) the proxy statement/ prospectus and (iii) in the case of registered holders of shares of Western Wireless Class A and Class B common stock (which are collectively referred to herein as the “Western Wireless common stock”) who receive the Election and Transmittal Form, by the Election and Transmittal Form. If you have additional questions about the surrender of your shares of Western Wireless common stock or need further assistance, please call the Information Agent at (888) 566-9471.
1.  What election am I being asked to make?

You are being asked to elect the “mixed,” “cash” or “stock” consideration for each share of Western Wireless common stock you own. The election is described in greater detail in this document and in the proxy statement/ prospectus.
2.  What is the function of the Exchange Agent?

The Exchange Agent will assist you in surrendering your certificates of shares of Western Wireless common stock and, if the merger is completed, in exchanging them for the merger consideration that you are entitled to receive. The Exchange Agent will receive and verify Western Wireless common stock certificates surrendered and, if the merger is completed, will deliver the merger consideration to Western Wireless shareholders who submitted the Election and Transmittal Form. If you have any questions about the surrender of your shares of Western Wireless common stock, please call the Information Agent at (888) 566-9471.
3.  What is the function of the Information Agent?

The Information Agent will provide additional information in response to your questions about the merger and the surrender of your shares of Western Wireless common stock, including by sending you additional copies of the election forms and the proxy statement/ prospectus.
4.  What is the Election Form?

The election form allows you to choose among the mixed, stock or cash elections. To make these elections, please complete and return the enclosed election forms according to the instructions set forth in the accompanying documents.
5. What is the Letter of Transmittal? (This question and answer only applies to registered holders of shares of Western Wireless common stock and does not apply to Western Wireless shareholders who hold shares of Western Wireless common stock through brokers or other nominees)

The Letter of Transmittal contains instructions for surrendering your Western Wireless common stock certificate(s) to the Exchange Agent. You must complete, sign and return the Transmittal Form to the Exchange Agent and the Exchange Agent must receive your Western Wireless common stock certificates or a Guarantee of Delivery or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s account with DTC in order for you to receive the merger consideration.

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6.	What will happen if I do not complete and return all necessary materials to the Exchange Agent by the election deadline?

You will then be deemed to have made the mixed election. You will, however, not receive the merger consideration until your shares of Western Wireless common stock have been surrendered to the Exchange Agent or the Exchange Agent must receive a Guarantee of Delivery or a confirmation of a book-entry transfer of such shares into its account with DTC.

7.	What will happen if I submit my Western Wireless stock certificates, a Guarantee of Delivery or make a book-entry transfer of shares and submit the election form, and then later decide to change my mind?

You may change or withdraw your elections any time prior to the election deadline by sending a new election form. However, the Exchange Agent must receive any changes in or withdrawals of your election(s) by the election deadline, which will not be before , 2005, for the change or withdrawal to be effective.

8.	Can I still make elections if I have exercised my appraisal rights under the Washington Business Corporation Act as described in the proxy statement/ prospectus?

If you exercised appraisal rights and intend to perfect those rights under Chapter 23B.13 of the Washington Business Corporation Act and to demand the appraisal of your shares after the effective date of the merger, you may not make any elections. However, if you do not intend to perfect your appraisal rights and if you intend to withdraw your demand for appraisal under Chapter 23B.13 of the Washington Business Corporation Act and accept the terms offered in the merger, you may make elections prior to the election deadline. Please read Annex D of the proxy statement/ prospectus for additional information.

9.	How should I deliver my Western Wireless common stock certificates? (This question and answer only applies to registered holders of shares of Western Wireless common stock and does not apply to Western Wireless shareholders who hold shares of Western Wireless common stock through brokers or other nominees)

You are responsible for delivering to the Exchange Agent your Western Wireless common stock certificates that you wish to surrender. The method of delivery is at your election and risk. We recommend that you mail stock certificates by registered mail, properly insured, return receipt requested. The Election and Transmittal Form and your stock certificates may be mailed, delivered by hand or sent by courier, in the enclosed return envelope, to the addresses shown on the first page of the Election and Transmittal Form. If you have any questions regarding the procedure for exchanging your stock certificates, please contact the Information Agent.

10.	What if I have separate accounts? (This question and answer only applies to Western Wireless shareholders who hold shares of Western Wireless common stock through brokers or other nominees and does not apply to registered holders of shares of Western Wireless common stock)

You will need to instruct your broker or other nominee for each account that you have.

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11. If my Western Wireless common stock certificate is lost, stolen or destroyed, how do I get it replaced?
(This question and answer only applies to registered holders of shares of Western Wireless common stock and does not apply to Western Wireless shareholders who hold shares of Western Wireless common stock through brokers or other nominees)

If your Western Wireless common stock certificate has been lost, stolen or destroyed, please call Mellon Investor Services, Western Wireless’ transfer agent, at (888) 566-9471.
12. Should I endorse my Western Wireless common stock certificate that I deliver to the Exchange Agent?

(This question and answer only applies to registered holders of shares of Western Wireless common stock and does not apply to Western Wireless shareholders who hold shares of Western Wireless common stock through brokers or other nominees)

Generally, no. An endorsement is not required if the merger consideration is to be issued in the same name as appears on the face of the Western Wireless common stock certificate. Please refer to B.4 and B.6 of the instructions in the Election and Transmittal Form regarding endorsement.

13. If I hold a certificate or certificates for my shares of Western Wireless common stock, can I request to hold the shares of ALLTEL common stock that I receive in book-entry form?

If you receive shares of ALLTEL common stock, they will be delivered in the same form that you currently hold your shares of Western Wireless common stock.
14. If I elect to receive shares, how many ALLTEL common stock share certificates or book-entry deliveries will I receive?

One ALLTEL common stock certificate or one book-entry delivery of ALLTEL common stock depending on how you hold your shares of Western Wireless common stock. If you wish to split an ALLTEL common stock share certificate, contact Computershare Investor Services L.L.C., ALLTEL’s transfer and rights agent, at (888) 243-5445. If you wish to subdivide a book-entry holding, contact the broker through which you hold shares of ALLTEL common stock.
15. If my share of Western Wireless common stock is registered in my name only, or in joint names, but I want shares of ALLTEL common stock registered in a different name(s), what should I do? (This question and answer only applies to registered holders of shares of Western Wireless common stock and does not apply to Western Wireless shareholders who hold shares of Western Wireless common stock through brokers or other nominees)

Please follow the instructions in B.6 of the Election and Transmittal Form. All current registered owners will have to sign the Election and Transmittal Form and obtain a “Medallion” signature guarantee. You can have your signature Medallion Guaranteed at a financial institution such as a commercial bank, a trust company, a national bank, a credit union, a brokerage firm or a savings association that participates in the “Medallion” program. Please note that notarization by a notary public is not a valid substitute for a Medallion Guaranteed signature.
16. If my share of Western Wireless common stock is held by a bank or broker, will they handle the surrender and exchange of my shares on my behalf?

Generally, yes. Please contact your bank or broker for information on how they will handle your account. If you hold your shares through a bank or broker, you should have received a letter from that institution with election forms and instructions.

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17. How long will it take the Exchange Agent to exchange my shares of Western Wireless common stock and mail my merger consideration if the merger is completed?

Assuming that you properly complete the Election and Transmittal Forms and you surrender all your Western Wireless common stock certificates or deliver a Guarantee of Delivery or make book-entry transfer of all of your shares of Western Wireless common stock by the election deadline, it will generally take approximately five to ten business days from date of completion of the merger for the Exchange Agent to process and mail to you your merger consideration and cash for any fractional shares. If there is any problem with your documentation once it reaches the Exchange Agent, the Exchange Agent will make reasonable efforts to contact you and notify you of the problem. In the event it cannot reach you, the Exchange Agent will return your Election and Transmittal Forms to you with a letter of explanation. In either case, the exchange and delivery of your shares of Western Wireless common stock may be delayed.

18.	Will I be subject to different taxes depending on the election I make?

For information about the material U.S. federal consequences of each election, please see “The Merger — Material United States Federal Income Tax Consequences of the Merger” in the proxy statement/ prospectus. You are urged to consult a tax advisor as to the U.S. federal income and other tax consequences to you of the merger, including the income tax consequences arising from your own unique facts and circumstances, and including any estate, inheritance, gift, state, local or non-U.S. tax consequences of the merger.
19. What is a Form W-9 “Payer’s Request for Taxpayer Identification Number and Certification”? What form should I use if I am a foreign stockholder?

The Form W-9 is a part of the Election and Transmittal Form and must be completed and signed. Instructions are provided in the Election and Transmittal Form and in a separate attachment entitled “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.” If you do not complete the Form W-9, any payments made to you may be subject to backup withholding. Non-U.S. shareholders should provide a substitute Form W-8 that may be obtained from the Information Agent. Foreign shareholders should contact the Information Agent for further information.
20. What if I lose my Election and Transmittal Form or proxy statement/prospectus or need an additional one?

You should call the Information Agent at (888) 566-9471 and request that a duplicate Election and Transmittal Form or proxy statement/prospectus be mailed to you. Keep in mind that the Exchange Agent must receive any Election and Transmittal Forms by the election deadline.

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The Exchange Agent for the Merger is:
Computershare Trust Company of New York

By Mail: Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	By Hand or Overnight Courier: Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005
Facsimile Transmission: (212) 701-7636 (Eligible Institutions Only)
The Information Agent for the Merger is:
Mellon Investor Services
44 Wall Street — 7th Floor
New York, NY 10005
Banks and Brokers Call Collect:
All Others Call Toll-Free: (888) 566-9471